                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------
                               AMENDMENT NO. 1 TO
                                    FORM 8-K
                   DATED MAY 2, 2000 AS FILED ON MAY 12, 2000
                                ----------------


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                   MAY 2, 2000
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             AMKOR TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           0-29472                                       23-1722724
   COMMISSION FILE NUMBER                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)




                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     In May 2000 we completed our purchase of ASI's three remaining packaging and test factories, known as K1, K2 and K3 for a purchase price of $950.0 million and made an equity investment in ASI of $309.0 million of the total of $459.0 million we committed to invest at that time. On June 30, 2000 we made an investment in ASI of $30.0 million, which represented the second installment of the $459.0 million we committed to invest. We expect to complete the remaining $120.0 million equity investment in two installments in August and October of 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     On May 12, 2000, we filed a current report on Form 8-K related to the acquisition and investment mentioned in Item 2, which incorporated by reference historical and pro forma financial information as of and for the year ended December 31, 1999. On June 19, 2000, we filed a current report on Form 8-K related to the acquisition and investment, which included pro forma financial information as of and for the three months ended March 31, 2000. Filed herein is pro forma financial information as of and for the three months ended March 31, 2000 and for the year ended December 31, 1999.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF AMKOR
               AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000

         The unaudited pro forma consolidated balance sheet as of March 31, 2000 appearing below gives effect to the following transactions as if they had occurred on March 31, 2000:

         - our $410.0 million private placement of our common stock;

         - our incurrence of $750.0 million of new secured bank debt;

         - our acquisition of K1, K2 and K3 for $950.0 million;

         - our $459.0 million equity investment in ASI of which $309.0 was made in May 2000, $30.0 million was made in June 2000 and the remaining $120.0 million is expected to be made in two equal installments by August 31, 2000 and October 31, 2000;

         - ASI's use of the net proceeds from its sale of K1, K2 and K3 and our investment, principally to repay outstanding debt; and

         - the expected conversion of 150 billion Korean won (approximately $132 million) of ASI's debt to equity by ASI's creditor banks. 136 billion Korean won was converted as of May 2000 with the balance expected to be converted by October 31, 2000.

         The unaudited pro forma consolidated income statement gives effect to the above transactions and the following transaction for the three months ended March 31, 2000 appearing below as if they occurred on January 1, 1999:

         - our sale of $258.75 million of 5% Convertible Subordinated Notes due 2007.

         The unaudited pro forma consolidated financial information appearing below is not necessarily indicative of the results of operations and financial condition that we would have achieved if the transactions described above had actually been consummated on such dates, nor are they necessarily indicative of the future results and financial condition we will achieve. Accordingly, our future results and financial condition could vary significantly from the unaudited pro forma consolidated financial information appearing below.

         We have used the purchase method of accounting in accordance with APB Opinion No. 16 "Business Combinations" to prepare the accompanying unaudited pro forma consolidated financial information. Under this method of accounting, we allocated the $950.0 million aggregate purchase price of K1, K2 and K3, to specific assets acquired based on their estimated fair values. The purchase price does not include the estimated $30.9 million transaction fees and expenses incurred in connection with our acquisition of K1, K2 and K3 and the related financing. The balance of the purchase price for K1, K2 and K3 represents the excess of cost over net assets acquired. We have estimated the preliminary fair value of K1, K2 and K3 assets based primarily on our knowledge of this business and on information furnished by ASI. We will determine the final allocation of the purchase price based upon the receipt of an appraisal. Accordingly, we may not finalize purchase accounting adjustments for up to one year after the closing of our acquisition of K1, K2 and K3.

         We have used the equity method of accounting in accordance with APB Opinion No. 18 to prepare the accompanying unaudited pro forma financial information to give effect to our investment in ASI. Under this method of accounting, our investment in ASI is carried at cost plus or minus our equity in all increases or decreases in the investee's net assets after the date of investment. Under the equity method, net income and stockholders' equity of the investor should be the same as if the investor fully consolidated the investee. Accordingly, we have included in the unaudited pro forma consolidated income statement for the three months ended March 31, 2000 the equity in the income
(loss)
of ASI, including amortization of the excess of the cost of our investment over the underlying equity in the net assets.

         We have prepared the unaudited pro forma consolidated financial information in accordance with U.S. GAAP. These principles require us to make extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

             UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF AMKOR
                                 MARCH 31, 2000


                                                                              PRO FORMA           PRO FORMA
                                                                             ADJUSTMENTS         ADJUSTMENTS
                                                                           FOR ACQUISITION     FOR OUR PRIVATE
                                                                            OF K1, K2 AND          EQUITY
                                                               K1, K2         K3 AND OUR        FINANCING AND
                                               AMKOR           AND K3       INVESTMENT IN      OUR NEW SECURED        PRO FORMA
                                             HISTORICAL      HISTORICAL         ASI               BANK DEBT          AS ADJUSTED
                                            -----------      -----------   ---------------     ---------------       -----------
                                                                             (IN THOUSANDS)

ASSETS
Cash and cash equivalents                   $   318,264      $      --       $      --           $  (219,868)(a)     $    98,396
Short-term investments                          134,104             --              --              (134,104)(a)            --
Accounts receivable:                               --
  Trade                                         195,871            3,240          (3,240)(b)          69,300(e)          265,171
  Due from affiliates                             2,575          354,681        (354,681)(b)                               2,575
  Other                                           7,220            8,316          (8,316)(b)                               7,220
Inventories                                      81,068            6,451                                                  87,519
Other current assets                             16,391            2,289          (2,289)(b)                              16,391
                                            -----------      -----------     -----------         -----------         -----------
    Total current assets                        755,493          374,977        (368,526)           (284,672)            477,272
                                            -----------      -----------     -----------         -----------         -----------
Property, plant and equipment, net              916,304          400,287          24,713(c)                            1,341,304
                                            -----------      -----------     -----------         -----------         -----------
Investments                                      64,664             --           459,000(i)             --               523,664
                                            -----------      -----------     -----------         -----------         -----------
Other assets:
  Due from Affiliates                            27,020               29             (29)(b)                              27,020
  Excess of cost over net assets acquired       225,989             --           518,549(d)                              744,538
  Deferred income taxes                            --             36,238         (36,238)(b)                                 --
  Other                                          76,724            4,939          (4,939)(b)          23,812(f)          100,536
                                            -----------      -----------     -----------         -----------         -----------
    Total other assets                          329,733           41,206         477,343              23,812             872,094
                                            -----------      -----------     -----------         -----------         -----------
    Total assets                            $ 2,066,194      $   816,470     $   592,530         $  (260,860)        $ 3,214,334
                                            ===========      ===========     ===========         ===========         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Bank overdraft                              $    20,031      $      --       $      --           $      --           $    20,031
Short-term borrowings and current
  portion of long-term debt                       2,839             --              --                (2,839)(j)            --
Trade accounts payable                          130,787           60,634         (60,634)(b)                             130,787
Due to affiliates                                30,912           14,376         (14,376)(b)                              30,912
Accrued expenses                                 93,456           13,463         (13,463)(b)                              93,456
Accrued income taxes                             47,395             --              --                                    47,395
                                            -----------      -----------     -----------         -----------         -----------
    Total current liabilities                   325,420           88,473         (88,473)             (2,839)            322,581
                                            -----------      -----------     -----------         -----------         -----------
Long-term debt                                    9,021             --              --               750,000(g)          750,000
                                                                                                     (9,021)(j)
Due to Affiliates                                  --            112,694        (112,694)(b)            --                  --
Senior and senior subordinated notes            625,000             --              --                  --               625,000
Convertible subordinated notes                  309,213             --              --                  --               309,213
Other noncurrent liabilities                     18,165           50,050         (50,050)(b)            --                18,165
                                            -----------      -----------     -----------         -----------         -----------
    Total liabilities                         1,286,819          251,217        (251,217)            738,140           2,024,959
                                            -----------      -----------     -----------         -----------         -----------
Stockholders' equity:
  Common stock                                      131             --              --                    21(h)              152
  Warrants to purchase common stock                --               --              --                35,000(h)           35,000
  Additional paid-in capital                    556,458             --              --               374,979(h)          931,437
  Receivable from stockholders                   (3,276)            --              --                  --                (3,276)
  Retained earnings                             226,889             --              --                  --               226,889
  Accumulated other comprehensive income           (827)            --              --                  --                  (827)
  Net assets (liabilities)                         --            565,253        (565,253)(b)            --                  --
                                            -----------      -----------     -----------         -----------         -----------
    Total stockholders' equity                  779,375          565,253        (565,253)            410,000           1,189,375
                                            -----------      -----------     -----------         -----------         -----------
    Total liabilities and stockholders'
      equity                                $ 2,066,194      $   816,470     $  (816,470)        $ 1,148,140         $ 3,214,334
                                            ===========      ===========     ===========         ===========         ===========



-------------------

(a) Net cash used to acquire K1, K2 and K3, to make the additional investment in ASI and to pay transaction fees and expenses.

(b) The elimination of those assets and liabilities of K1, K2 and K3 that we did not acquire or assume as part of our acquisition of K1, K2 and K3.

(c) The excess of the fair value over the book value of the property, plant and equipment acquired.

(d) The excess of the purchase price for K1, K2 and K3 over the estimated fair values of the net assets acquired.

(e) The repurchase of accounts receivable to retire our accounts receivable sales agreement.

(f) Unpaid transaction fees and expenses, which have been recorded as deferred financing costs and will be amortized over the terms of the debt financing.

(g) The financing of the transactions with $750.0 million of new secured bank debt.

(h) The issuance of 20,500,000 shares of common stock we issued in a private equity offering and the fair value of the related warrants to purchase 3,895,000 shares of common stock at $27.50 per share.

(i) A schedule of our total $459.0 million committed investment follows.

                                                                               Cumulative
                                           Date                  Investment    Investment
                               ------------------------------    ----------    ----------
    First installment......             May 2, 2000               $ 309,000    $  309,000
    Second installment.....            June 30, 2000                 30,000       339,000
    Third installment......    no later than August 31, 2000         60,000       399,000
    Final installment......    no later than October 31, 2000        60,000       459,000

(j) The paydown of existing debt.

            UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT OF AMKOR
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                                                                 PRO FORMA         PRO FORMA
                                                                                ADJUSTMENTS       ADJUSTMENTS
                                                                              FOR ACQUISITION   FOR OUR PRIVATE
                                                                               OF K1, K2 AND        EQUITY
                                                                   K1, K2        K3 AND OUR      FINANCING AND
                                                      AMKOR        AND K3      INVESTMENT IN    OUR NEW SECURED      PRO FORMA
                                                   HISTORICAL    HISTORICAL         ASI            BANK DEBT        AS ADJUSTED
                                                   ----------    ----------   ---------------   ---------------     -----------
                                                                               (IN THOUSANDS)

Net Revenues                                        $ 554,811     $ 129,104      $(121,482)(a)                       $ 562,433
Cost of revenues - including purchases from ASI       445,968        80,248       (121,482)(a)                         408,542
                                                                                    12,964 (b)
                                                                                    (9,156)(c)
                                                    ---------     ---------      ---------         ---------         ---------
   Gross profit                                       108,843        48,856         (3,808)             --             153,891
                                                    ---------     ---------      ---------         ---------         ---------

Operating expenses:
  Selling, general and administrative                  42,071         4,649                                             46,720
  Research and development                              3,371         1,291                                              4,662
                                                    ---------     ---------      ---------         ---------         ---------
    Total operating expenses                           45,442         5,940           --                --              51,382
                                                    ---------     ---------      ---------         ---------         ---------

   Operating income                                    63,401        42,916         (3,808)             --             102,509
Other (income) expense:
  Interest expense, net                                15,429        (6,012)         6,012(d)         20,209(g)         36,931
                                                                                                       1,590(h)
                                                                                                        (297)(h)
Foreign currency (gain) loss                              836         1,952         (1,952)(d)                             836
Other (income) expense, net                             2,360        (2,506)                          (1,161)(i)        (1,307)
                                                    ---------     ---------      ---------         ---------         ---------
    Total other (income) expense                       18,625        (6,566)         4,060            20,341            36,460
                                                    ---------     ---------      ---------         ---------         ---------

   Income (loss) before income taxes and equity
     income (loss) of investees                        44,776        49,482         (7,868)          (20,341)           66,049
Provision for (benefit from) income taxes               8,956        14,374        (14,374)(f)          (153)(e)         8,803
Equity in income (loss) of investees                    1,336          --           (7,383)(j)                          (6,047)
                                                    ---------     ---------      ---------         ---------         ---------
   Net income                                       $  37,156     $  35,108      $    (877)        $ (20,188)        $  51,199
                                                    =========     =========      =========         =========         =========

Basic net income per common share                   $    0.28                                                        $    0.34
                                                    =========                                                        =========
Diluted net income per common share                 $    0.27                                                        $    0.32
                                                    =========                                                        =========
Shares used in computing basic net income per
  common share                                        130,872                                                          151,372
                                                    =========                                                        =========
Shares used in computing diluted net income per
  common share                                        138,538                                                          160,495
                                                    =========                                                        =========


-------------------
(a) We have eliminated the processing charges that we have paid to ASI for services performed for us at the K1, K2 and K3 facilities under our supply agreements. Because we currently sell substantially all of K1, K2 and K3's services, the net revenue from the sale of these services to our customers is already reflected in our historical net revenues.
(b) Represents the amortization of goodwill related to our acquisition of K1, K2 and K3, assuming a ten-year life.
(c) Represents change in depreciation expense based on adjusted book values of acquired property, plant and equipment of K1, K2 and K3.

(d) Represents the elimination of interest expense and foreign currency losses related to the debt of K1, K2 and K3 which we have not assumed as part of the acquisition of K1, K2 and K3.

(e) Represents an income tax benefit due to the pro forma adjustments for interest expense.

(f) Represents the elimination of income tax expenses at K1, K2 and K3 due to the fact that profits of K1, K2 and K3 will be subject to a tax holiday in Korea.

(g) Represents (1) interest expense on $750.0 million of new secured bank debt and on $258.75 million of Convertible Notes at an assumed weighted average interest rate of 8.17% and (2) $1.4 million of amortization of debt issuance costs, which are amortized over the life of the respective debt.

(h) Represents interest on funds used to repurchase accounts receivable of $69.3 million and to fund transaction costs and expenses net of interest savings as a result of the pay down of $11.9 million of our existing debt.

(i) Represents fees paid by us under our accounts receivable sale agreement.

(j) Represents our equity in the income (loss) of ASI, including $13.1 million of amortization of the difference between the cost of our investment over the underlying equity in net assets of ASI, assuming that the investment occurred on January 1, 1999. The pro forma adjustment to reflect our proportionate share of the equity in income (loss) of ASI based on our historical and committed investments follows.

                                                                   Proportionate    Pro Forma
                                                                       Share        Adjustment
                                                                   -------------    ----------

    Ownership after June 30, 2000 installment.................           38.0%       $ 5,563
    Change in ownership after our committed investments to be
       made no later than:
       August 31, 2000........................................            2.2%           925
       October 31, 2000.......................................            1.4%           895
                                                                       -------       -------
                                                                         41.6%       $ 7,383
                                                                       =======       =======

(k) Shares used in computing basic pro forma as adjusted net income per common share for the three months ended March 31, 2000 give effect to the issuance of 20,500,000 shares of common stock we issued in a private equity offering. Shares used in computing the diluted pro forma as adjusted net income per common share for the three months ended March 31, 2000 give effect to the issuance of 20,500,000 shares of common stock we issued in a private equity offering and the exercise of outstanding stock options and warrants to purchase shares of common stock. On a pro forma as adjusted basis, the conversion of convertible subordinated notes is not dilutive.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF ASI
               AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000


     The unaudited pro forma consolidated balance sheet of ASI as of March 31, 2000 appearing below gives effect to the following transactions as if they had occurred on March 31, 2000.

     - ASI's sale of K1, K2 and K3 for $950.0 million;

     - our $459.0 million equity investment in ASI;

     - ASI's use of the net proceeds from its sale of K1, K2 and K3 and our investment, principally to repay outstanding debt; and

     - the expected conversion of approximately 150 billion won (approximately $135 million at the exchange rate in effect as of March 31, 2000) of ASI's debt to equity by ASI's creditor banks.

     The unaudited pro forma consolidated income statement of ASI for the three months ended March 31, 2000 gives effect to the above transactions as if they had occurred on January 1, 1999 using the exchange rate as of that date.

     The unaudited pro forma consolidated financial information of ASI appearing below is not necessarily indicative of the results of operations and financial condition that ASI would have achieved if the transactions described above had actually been consummated on such dates, nor are they necessarily indicative of the future results and financial condition ASI will achieve. Accordingly, ASI's future results and financial condition could vary significantly from the unaudited pro forma consolidated financial information appearing below.

     The unaudited pro forma consolidated financial information of ASI appearing below is based on financial statements prepared in accordance with U.S. GAAP. These principles require the extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF ASI
                                 MARCH 31, 2000


                                                              ASI          Pro forma           Pro forma
                                                          Historical      Adjustments         As Adjusted
                                                          ----------     ------------        ------------
                                                                        (in thousands)

BALANCE SHEET DATA:

Current assets:
  Cash and cash equivalents                               $   29,307     $    166,900 (a)    $    196,207
  Restricted cash                                             23,805           (2,637)(b)          21,168
  Bank deposits                                              105,237                              105,237
  Accounts and notes receivable
      Trade, net of allowance for doubtful
         accounts                                              3,240                                3,240
      Due from affiliates, net of allowance for
         doubtful accounts                                    26,072                               26,072
      Other                                                   31,867                               31,867
  Short-term loans to affiliates, net                          4,578                                4,578
  Inventories                                                 46,293           (6,451)(b)          39,842
  Other current assets                                        23,720                               23,720
                                                          ----------     ------------        ------------
          Total current assets                               294,119          157,812             451,931

Non-current bank deposits                                         29                                   29
Restricted cash                                                    -                                    -
Investments
  Available for sale                                          23,558                               23,558
  Affiliated companies                                        18,921                               18,921
Long-term receivables
  Due from affiliate                                             257                                  257
  Others                                                       2,906                                2,906
Property, plant and equipment, less
  accumulated depreciation                                 1,094,903         (394,835)(b)         700,068
Deferred tax asset-noncurrent                                 76,067                               76,067
Other assets                                                  33,871           (5,433)(b)          28,438
                                                          ----------     ------------        ------------

           Total assets                                  $ 1,544,631     $   (242,456)       $  1,302,175
                                                         ===========     ============        ============

Current liabilities:
  Short-term borrowings                                   $   44,128     $                   $     44,128
  Current portion of long-term debt                           56,948          (56,948)(d)               -
  Trade accounts and notes payable                            56,101                               56,101
  Other accounts payable                                     131,100                              131,100
  Accrued expenses                                             4,407                                4,407
  Forward contract liability                                  13,857                               13,857
  Other current liabilities                                    6,764                                6,764
                                                          ----------     ------------        ------------

           Total current liabilities                         313,305          (56,948)            256,357

Long-term debt, net of current portion and
  discounts on debentures                                    896,881         (658,495)(d)         238,386
Long-term obligations under capital
  leases, net of current portion                             415,781         (378,557)(d)          37,224
Accrued severance benefits, net                               53,992          (50,100)(c)           3,892
Liability for loss contingency                               133,211         (126,000)(e)           7,211
                                                          ----------     ------------        ------------
           Total liabilities                               1,813,170       (1,270,100)            543,070
                                                          ----------     ------------        ------------
           Total stockholders' equity                       (268,539)       1,027,644(f)          759,105
                                                          ----------     ------------        ------------
           Total liabilities and stockholders' equity    $ 1,544,631     $   (242,456)       $  1,302,175
                                                         ===========     ============        ============



(a) Represents the amount to be used for purposes other than the repayment of debt (see d) below).

(b) Represents the assets of K1, K2 and K3.

(c) Represents severance benefits payable upon sale of K1, K2 and K3.

(d) Represents payment of debt and the conversion of debt to equity as follows:

    - Conversion of debt to equity by ASI's creditor banks                 $   135,000
    - Portion of equity investment by Amkor to be used to repay debt           309,000
    - Net cash proceeds from the sale of K1, K2 and K3
      available for debt payment                                               650,000(*)
                                                                           -----------
    Total debt assumed to be paid on March 31, 2000                        $ 1,094,000
                                                                           ===========



    (*)Sales price Less:                                         $  950,000
       -  Related taxes                                           (107,000)
       -  Severance payment                                        (50,100)
       -  Payment for guarantee obligation (see e) below)         (126,000)
       -  Other operational needs                                  (16,900)
                                                                 ----------
                                                                 $  650,000
                                                                 ==========



(e) Represents the payment to eliminate guarantee obligations provided for Anam Construction and Anam Electronics Co., Ltd.

(f) Represents the conversion of approximated $135 million of ASI's debt to equity by ASI's creditor banks, our $459.0 million equity investment in ASI and a remainder, which is principally comprised of gain on the sale of K1, K2 and K3, net of related tax expense. 136 billion Korean won (approximately $120.0 million) of ASI's debt was converted to equity as of May 2000 with the balance expected to be converted by October 31, 2000. A schedule of our total $459.0 million committed investment follows.

                                                                     Cumulative
                                    Date                Investment   Investment
                       ------------------------------   ----------   ----------
First installment....           May 2, 2000              $309,000     $309,000
Second installment...          June 30, 2000               30,000      339,000
Third installment....  no later than August 31, 2000       60,000      399,000
Final installment....  no later than October 31, 2000      60,000      459,000

            UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT OF ASI
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000


                                                       ASI             Pro forma             Pro forma
                                                    Historical        Adjustments           As Adjusted
                                                  -------------      -------------         -------------
                                                 (In thousands except share and per share data)

INCOME STATEMENT DATA:
Sales                                             $      79,169      $                     $      79,169

Cost of sales                                            60,679                                   60,679
                                                  -------------      -------------         -------------

Gross profit                                             18,490               --                  18,490
                                                  -------------      -------------         -------------
Operating expenses
      Research and development                               26                                       26
      Selling and administrative expenses                 5,327                                    5,327
                                                  -------------      -------------         -------------
         Total operating expenses                         5,353               --                   5,353
                                                  -------------      -------------         -------------

Operating income (loss)                                  13,137               --                  13,137
                                                  -------------      -------------         -------------
Other (income) expense
      Interest income                                    (3,085)                                  (3,085)
      Interest expense                                   37,612            (28,214)(a)             9,398
      Foreign currency (gains) loss                      21,819            (17,531)(b)             4,288
      Loss(Gain) from disposal of investments              (603)                                    (603)
      Other, net                                         (5,575)                                  (5,575)
                                                  -------------      -------------         -------------
          Total other (income) expense                   50,168            (45,745)                4,423
                                                  -------------      -------------         -------------
Income (loss) from continuing operations
      before income taxes, equity in loss of
      affiliates and minority interest                  (37,031)            45,745                 8,714
Equity in loss of unconsolidated affiliates                (501)              --                    (501)
                                                  -------------      -------------         -------------
Income (loss) from continuing operations
      before income taxes                               (37,532)            45,745                 8,213
Provision (benefit) for income taxes                    (23,948)            14,089(c)             (9,859)
                                                  -------------      -------------         -------------
Income(loss) from continuing operations           $     (13,584)     $      31,656         $      18,072
                                                  =============      =============         =============
PER SHARE DATA:
 Basic income (loss) from continuing
 operations per common share                      $       (0.25)                           $        0.16
                                                  =============      =============         =============
Diluted income (loss) from continuing
 operations per common share                      $       (0.25)                           $        0.16
                                                  =============      =============         =============
Shares used in computing basic
 net income (loss) per common share                  55,031,183         56,407,789(d)        111,438,972
                                                  =============      =============         =============
Shares used in computing diluted
 net income (loss) per common share                  58,267,130         56,407,789           114,674,919
                                                  =============      =============         =============

(a) Represents the elimination of interest expense related to debt which was assumed to be paid off and the conversion of debt to equity as follows:


     - Conversion of debt to equity by ASI's creditor banks               $   125,110
     - Portion of equity investment by Amkor to be used to repay debt         309,000
     - Net cash proceeds from the sale of K1, K3 and K3
           available for debt payment                                         650,000
                                                                          -----------
          Total debt assumed to be paid on January 1, 1999                $ 1,084,110
                                                                          ===========


(b) Represents the elimination of foreign currency loss related to Won currency debt which is assumed to be paid off.

(c) Represents income tax expense due to the pro forma adjustments

(d) Represents adjustments for the number of common shares as follows:



                                                               No. of
                                                               Shares
                                                             ----------

     - Equity investment by Amkor                            37,707,039
     - Debt to equity conversion by creditor banks           18,700,750
                                                             ----------
          Total number of shares adjusted                    56,407,789
                                                             ==========

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF AMKOR
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999


    The unaudited pro forma consolidated income statement gives effect to the following transactions as if they occurred on January 1, 1999:

     - our 410.0 million private placement of our common stock;

     - our incurrence of $750.0 million of new secured bank debt;

     - our acquisition of K1, K2 and K3 for $950.0 million;

     - our $459.0 million equity investment in ASI;

     - ASI's use of the net proceeds from its sale of K1, K2 and K3 and our investment, principally to repay outstanding debt;

     - the conversion of 150 billion Korean won(approximately $132 million) of ASI's debt to equity by ASI's creditor banks; and

     - our sale of $258.75 million of 5% Convertible Subordinated Notes due
       2007.

     - our acquisition of K4 in May 1999 for $582.0 million and our incurrence of $625.0 million of long-term debt in connection with that acquisition;

     - our 50 billion Korean won(approximately $41.6 million) equity investment in ASI in October 1999;

     - the conversion of 98 billion Korean won (approximately $82 million) of ASI's debt into equity by ASI's creditor banks in October 1999; and

     - ASI's use of the net proceeds from its sale of K4, principally to repay outstanding debt.

       The unaudited pro forma consolidated financial information appearing below is not necessarily indicative of the results of operations and financial condition that we would have achieved if the transactions described above had actually been consummated on such dates, nor are they necessarily indicative of the future results and financial condition we will achieve. Accordingly, our future results and financial condition could vary significantly from the unaudited pro forma consolidated financial information appearing below.

        We have used the purchase method of accounting in accordance with APB Opinion No. 16 "Business Combinations" to prepare the accompanying unaudited pro forma consolidated financial information. Under this method of accounting, we allocated (1) the $575.0 million aggregate purchase price of K4, plus $7.0 million of assumed employee benefit liabilities, and (2) the $950.0 million aggregate purchase price of K1, K2 and K3, to specific assets acquired based on their estimated fair values. The purchase price does not include the estimated $30.9 million transaction fees and expenses incurred in connection with our acquisition of K1, K2 and K3 and the related financing. The balance of the purchase price for K1, K2 and K3 represents the excess of cost over net assets acquired. We have estimated the preliminary fair value of K1, K2 and K3 assets based primarily on our knowledge of this business and on information furnished by ASI. We will determine the final allocation of the purchase price based upon the receipt of an appraisal. Accordingly, we may not finalize purchase accounting adjustments for up to one year after the closing of our acquisition of K1, K2 and K3.

       We have used the equity method of accounting in accordance with APB Opinion No. 18 to prepare the accompanying unaudited pro forma financial information to give effect to our investment in ASI. Under this method of accounting, our investment in ASI is carried at cost plus or minus our equity in all increases or decreases in the investee's net assets after the date of investment. Under the equity method, net income and stockholders' equity of the investor should be the same as if the investor fully consolidated the investee. Accordingly, we have included in the unaudited pro forma consolidated income statement for the year ended December 31, 1999 the equity in the loss of ASI, including amortization of the excess of the cost of our investment over the underlying equity in the net assets.

        We have prepared the unaudited pro forma consolidated financial information in accordance with U.S. GAAP. These principles require us to make extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

           UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT OF AMKOR
                      FOR THE YEAR ENDED DECEMBER 31, 1999



                                                                                    PRO FORMA
                                                                                   ADJUSTMENTS
                                                                                       FOR
                                                                                   ACQUISITION
                                                       PRO FORMA                     OF K1, K2
                                                       ADJUSTMENT                     AND K3
                                                          FOR           K1, K2        AND OUR          PRO FORMA
                              AMKOR          K4       ACQUISITION       AND K3      INVESTMENT      ADJUSTMENTS FOR      PRO FORMA
                            HISTORICAL   HISTORICAL      OF K4        HISTORICAL      IN ASI       RELATED FINANCINGS   AS ADJUSTED
                            ----------   ----------   -----------     ----------   -----------     ------------------   -----------
                                                                      (IN THOUSANDS)

Net revenues ............   $1,909,972   $   42,582    $(39,353)(a)    $ 435,659    $(407,751)(a)     $      --          $1,941,109
Cost of
 revenues -- including
 purchases from ASI .....    1,577,226       30,725     (39,353)(a)      289,233     (407,751)(a)            --           1,472,235
                                                         10,751(b)                     51,881(b)             --
                                                         (4,792)(c)                   (35,685)(c)            --
                            ----------   ----------    --------        ---------    ---------         -----------        ----------
   Gross profit .........      332,746       11,857      (5,959)         146,426      (16,196)               --             468,874
                            ----------   ----------    --------        ---------    ---------         -----------        ----------
Operating expenses:
 Selling, general and
   administrative .......      145,233        2,344        --             16,120         --                  --             163,697
 Research and
   development ..........       11,436          536        --              3,383         --                  --              15,355
                            ----------   ----------    --------        ---------    ---------         -----------        ----------
     Total operating
       expenses .........      156,669        2,880        --             19,503         --                  --             179,052
                            ----------   ----------    --------        ---------    ---------         -----------        ----------
   Operating income .....      176,077        8,977      (5,959)         126,923      (16,196)               --             289,822
                            ----------   ----------    --------        ---------    ---------         -----------        ----------
Other (income) expense:
 Interest expense, net ..       45,364       24,492      (1,319)(d)      (19,091)      19,091(d)           85,810(g)        159,939
                                  --           --          --               --           --                 1,733(h)           --
                                                                                                            5,408(h)           --
                                                                                                           (1,549)(h)          --
 Foreign currency (gain)
   loss .................          308      (16,665)     16,665(d)          (582)         582(d)             --                 308
 Other (income) expense,
   net ..................       25,117          113        --              1,449         --                (4,280)(i)        22,399
                            ----------   ----------    --------        ---------    ---------         -----------        ----------
     Total other (income)
       expense ..........       70,789        7,940      15,346          (18,224)      19,673              87,122           182,646
                            ----------   ----------    --------        ---------    ---------         -----------        ----------
   Income (loss) before
     income taxes and
     equity in loss of
     investees ..........      105,288        1,037     (21,305)         145,147      (35,869)            (87,122)          107,176
Provision for (benefit
 from) income taxes .....       26,600         --        (5,937)(e)       46,376      (46,376)(f)          (1,125)           19,538
Equity in loss of
 investees ..............       (1,969)        --          --               --        (69,971)(j)            --             (71,940)
                            ----------   ----------    --------        ---------    ---------         -----------        ----------
   Net income ...........   $   76,719   $    1,037    $(15,368)       $  98,771    $ (59,464)        $   (85,997)       $   15,698
                            ==========   ==========    ========        =========    =========         ===========        ==========
Basic net income per
 common share ...........   $      .64                                                                                   $      .11
                            ==========                                                                                   ==========
Diluted net income per
 common share ...........   $      .63                                                                                   $      .11
                            ==========                                                                                   ==========
Shares used in computing
 basic net income per
 common share(k) ........      119,341                                                                                      139,841
Shares used in computing
 diluted net income per
 common share(k) ........      135,067                                                                                      141,339


------------------

(a) We have eliminated the processing charges that we have paid to ASI for services performed for us at the K4 and the K1, K2 and K3 facilities under our supply agreements. Because we currently sell substantially all of K4's and K1, K2 and K3's services, the net revenue from the sale of these services to our customers is already reflected in our historical net revenues.

(b) Represents the amortization of goodwill related to our acquisition of K4 and our acquisition of K1, K2 and K3, assuming a ten-year life.

(c) Represents change in depreciation expense based on adjusted book values of acquired property, plant and equipment of K4 and of K1, K2 and K3.

(d) Represents the elimination of interest expense and foreign currency losses related to the debt of K4 and of K1, K2 and K3 which we have not assumed as part of the acquisition of K4 and will not assume as part of our acquisition of K1, K2 and K3. As it relates to the acquisition of K4, interest expense, net includes (1) interest expense of $22.2 million on $625.0 million of senior and senior subordinated notes at an assumed weighted average interest rate of 9.65%, (2) $1.0 million of amortization of debt issuance costs, which are amortized over the life of the respective debt, and (3) net of $24.5 million of the K4 interest eliminated.

(e) Represents an income tax benefit due to the pro forma adjustments for interest expense.

(f) Represents the elimination of income tax expenses at K1, K2 and K3 due to the fact that profits of K1, K2 and K3 will be subject to a tax holiday in Korea.

(g) Represents (1) interest expense on $750.0 million of new secured bank debt and on $258.75 million of Convertible Notes at an assumed weighted average interest rate of 8.17% and (2) $6 million of amortization of debt issuance costs, which are amortized over the life of the respective debt.

(h) Represents interest on funds used to finance our $41.6 million investment in ASI made in October 1999 and cash used to repurchase accounts receivable of $71.5 million and to fund transaction costs and expenses net of interest savings as a result of the pay down of $15.5 million of our existing debt.

(i) Represents fees paid by us under our accounts receivable sale agreement.

(j) Represents our equity in the loss of ASI, including $51.5 million of amortization of the difference between the cost of our investment over the underlying equity in net assets of ASI, assuming that the investment occurred on January 1, 1999. The pro forma adjustment to reflect our proportionate share of the equity in loss of ASI based on our historical and committed investments follows.

                                                                     Proportionate      Pro Forma
                                                                         Share          Adjustment
                                                                     -------------    -------------
    Ownership after June 30, 2000 installment.................           38.0%          $  58,471
    Change in ownership after our committed investments to be
       made no later than:
       August 31, 2000........................................            2.2%              6,242
       October 31, 2000.......................................            1.4%              5,258
                                                                        -----           ---------
                                                                         41.6%          $  69,971
                                                                        =====           =========

(k) Shares used in computing basic pro forma as adjusted net income per common share for the year ended December 31, 1999 give effect to the issuance of 20,500,000 shares of common stock we intend to issue in a private equity offering. Shares used in computing the diluted pro forma as adjusted net income per common share for the year ended December 31, 1999 give effect to the issuance of 20,500,000 shares of common stock we intend to issue in a private equity offering and the exercise of outstanding stock options. On a pro forma as adjusted basis, the conversion of convertible subordinated notes is not dilutive.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF ASI
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999


     The unaudited pro forma consolidated income statement of ASI for the year ended December 31, 1999 appearing below gives effect to the following transactions as if they had occurred on January 1, 1999 using the exchange rate as of that date:

     - ASI's sale of K1, K2 and K3 for $950.0 million;

     - our $459.0 million equity investment in ASI;

     - ASI's use of the net proceeds from its sale of K1, K2 and K3 and our investment, principally to repay outstanding debt; and

     - the conversion of 150 billion Korean won(approximately $132 million at the exchange rate in effect as of December 31, 1999) of ASI's debt to equity by ASI's creditor banks.

     - ASI's sale of K4 to our company in May 1999 for $582.0 million;

     - our 50 billion Korean won(approximately $41.6 million) equity investment in ASI in October 1999;

     - the conversion of 98 billion Korean won(approximately $82 million) of ASI's debt into equity by ASI's creditor banks in October 1999; and

     - ASI's use of the net proceeds from its sale of K4, principally to repay outstanding debt.

  The unaudited pro forma consolidated financial information of ASI appearing below is not necessarily indicative of the results of operations and financial condition that ASI would have achieved if the transactions described above had actually been consummated on such dates, nor are they necessarily indicative of the future results and financial condition ASI will achieve. Accordingly, ASI's future results and financial condition could vary significantly from the unaudited pro forma consolidated financial information appearing below.

     The unaudited pro forma consolidated financial information of ASI appearing below is based on financial statements prepared in accordance with U.S. GAAP. These principles require the extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

            UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT OF ASI
                      FOR THE YEAR ENDED DECEMBER 31, 1999



                                                           ASI             PRO FORMA             PRO FORMA
                                                        HISTORICAL        ADJUSTMENTS           AS ADJUSTED
                                                      -------------      -------------         -------------

INCOME STATEMENT DATA:
Sales ...........................................     $     285,925      $                     $     285,925
Cost of sales ...................................           239,632                                  239,632
                                                      -------------      -------------         -------------
Gross profit ....................................            46,293               --                  46,293
                                                      -------------      -------------         -------------
Operating expenses
  Research and development ......................                87                                       87
  Provision for doubtful accounts ...............               901                                      901
  Selling and administrative expenses ...........            24,267                                   24,267
                                                      -------------      -------------         -------------
          Total operating expenses ..............            25,255               --                  25,255
                                                      -------------      -------------         -------------
Operating income ................................            21,038               --                  21,038
                                                      -------------      -------------         -------------
Other (income) expense
  Interest income ...............................            (5,902)                                  (5,902)
  Interest expense ..............................           185,315           (150,657)(a)            34,658
  Foreign currency (gains) loss .................            33,198            (25,972)(b)             7,226
  Loss (gain) from disposal of investments ......               601                                      601
  Loss on valuation of inventories ..............             2,041                                    2,041
  Impairment loss on loans to affiliates ........            22,646                                   22,646
  Other, net ....................................           (24,889)                                 (24,889)
                                                      -------------      -------------         -------------
          Total other (income) expense ..........           213,010           (176,629)               36,381
                                                      -------------      -------------         -------------
Income (loss) from continuing operations before
  income taxes, equity in loss of affiliates ....          (191,972)           176,629               (15,343)
Equity in loss of unconsolidated affiliates .....            31,787               --                  31,787
                                                      -------------      -------------         -------------
Income (loss) from continuing operations before
  income taxes ..................................          (223,759)           176,629               (47,130)
Provision (benefit) for income taxes ............           (54,000)            54,402(c)                402
                                                      -------------      -------------         -------------
Income (loss) from continuing operations ........     $    (169,759)     $     122,227         $     (47,532)
                                                      =============      =============         =============
PER SHARE DATA:
  Basic income (loss) from continuing operations
     per common share ...........................     $       (5.82)                           $       (0.43)
                                                      =============      =============         =============
  Diluted income (loss) from continuing operation
     per common share ...........................     $       (5.82)                           $       (0.43)
                                                      =============      =============         =============
  Shares used in computing basic net income
     (loss) per common share ....................        29,208,739         81,007,520(d)        110,216,259
                                                      =============      =============         =============
  Shares used in computing diluted net income
     (loss) per common share ....................        32,444,636         81,007,520(d)        113,452,206
                                                      =============      =============         =============


---------------
(a) Represents the elimination of interest expense related to debt which was assumed to be paid off and the conversion of debt to equity as follows:



  Conversion of debt to equity in October 1999..............      $   82,200
  Net cash proceeds from sale of K4 used for debt payment in
     May 1999...............................................         520,100
  Conversion of debt to equity by ASI's creditor
     banks..................................................         125,400
  Portion of equity investment by Amkor used
     to repay debt..........................................         309,000
  Net cash proceeds from the sale of K1, K2 and K3
     available for debt payment.............................         650,000
                                                                  ----------
          Total debt assumed to be paid on January 1,
           1999.............................................      $1,686,700
                                                                  ==========

(b) Represents the elimination of foreign currency (gain) loss related to won currency debt which is assumed to be paid off.

(c) Represents income tax expense due to the pro forma adjustments.

(d) Represents adjustments for the number of common shares as follows:



Equity investment by Amkor.........................               37,708,974
Debt to equity conversion by creditor banks........               18,750,000
Increase in the number of shares related to Amkor's equity
  investment in October 1999................................       8,273,973
Increase in the number of shares related to debt to equity
  conversion in October 1999................................      16,274,573
                                                                  ----------
          Total number of shares adjusted...................      81,007,520
                                                                  ==========

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    AMKOR TECHNOLOGY, INC.

                                                    By: /s/ KENNETH T. JOYCE
                                                       -------------------------
                                                    Kenneth T. Joyce
                                                    Chief Financial Officer

                                            Dated: July 17, 2000